UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 15, 2008

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 23, 2008, ON Semiconductor Corporation (“Company”) announced, among other things, its Analyst Day on Friday, May 16, 2008 from 8:00 a.m. to 12:30 p.m. Pacific Time in Phoenix, Arizona. A copy of the press release announcing this event is attached hereto as Exhibit 99.1.

The Company will provide a real-time webcast of the Analyst Day conference and will also post the analyst presentation on the Investor Relations page of its website at http://www.onsemi.com. The re-broadcast of the webcast will be available on the Company’s website for approximately 30 days following the webcast.

The information under this Item 7.01 of this report, including Exhibit 99.1, is being furnished under Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except by express and specific reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1*	ON Semiconductor Press Release dated April 23, 2008

*	This exhibit is furnished as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: May 15, 2008	By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1*	ON Semiconductor Press Release dated April 23, 2008

*	This exhibit is furnished as part of this report.